[LETTERHEAD OF KPMG PEAT MARWICK LLP]

                                                                  Exhibit 23(a)



INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
of Arguss Holdings, Inc.

         We consent to incorporation by reference in the Registration Statement of Arguss Holdings, Inc. (the "Company") on Form S-3 of our report dated February 13, 1998 appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of the Registration Statement.




/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Boston, Massachusetts
November 23, 1998